EXHIBIT 21.0



                              LIST OF SUBSIDIARIES



                           Subsidiaries and Divisions



                       FLOWTRON OUTDOOR PRODUCTS DIVISION
                        VORNADO POWER PRODUCTS DIVISION
                            AUTOMATIC RADIO DIVISION
                      AUTOMATIC RADIO INTERNATIONAL CORP.
                                   ECHOVISION




                               CORPORATE OFFICES
                                 2 Main Street
                               Melrose, MA 02176